EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

TheStreet, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222725) and Form S-8 (No. 333-189503, No. 333-145295 and No. 333-185023) of TheStreet, Inc. of our report dated March 15, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

March 15, 2019